Exhibit 99.1

AirNet Communications Announces Third Quarter 2005 Financial Results

    MELBOURNE, Fla.--(BUSINESS WIRE)--Nov. 14, 2005--AirNet
Communications Corporation (NASDAQ:ANCC):

    Third Quarter Highlights and Recent Events

    --  Net 3Q revenue was $5.3M compared to 3Q 2004 revenue of $5.0M

    -- Gross margins for 3Q were $2.0M or 37.9% compared to $1.6M or 31.5% in 3Q 2004

    -- Loss from operations was $3.0M compared with 3Q 2004 loss of $4.9M. 3Q results for 2005 and 2004 reflected $1.0M and $2.3M of non-cash stock compensation charges respectively

    -- Net loss attributable to common stockholders in 3Q 2005 was $3.3M or $0.26 per share and included $1.0M (EPS impact of $0.08) of non-cash stock compensation charges

    -- Cash Flow from operations for 3Q 2005 was $(3.6)M vs. $(1.5)M in 3Q 2004; for the first nine months, cash Flow from Operations was $(1.4)M in 2005 vs. $(4.9)M in 2004.

    -- Received $1M Government subcontract to deliver Push-to-Talk capability on RapidCell(TM) base station

    -- Announced Field trial agreement for the deployment of SuperCapacity base station in a major metropolitan market with a large tier 1 operator and completed initial testing

    -- Received $1.4M in expansion orders from Telsom Mobile to increase coverage footprint in Somalia

    AirNet Communications Corporation (NASDAQ:ANCC) today reported financial results for its third quarter ended September 30, 2005.

    Financial Results for the Third Quarter

    The Company reported net revenue of $5.27 million in the third quarter, compared to $5.0 million in the third quarter of 2004. Gross margins for the third quarter were $2.0 million or 37.9% compared to year ago margins of $1.6 million or 31.5%. Equipment margins improved from 29.5% in the third quarter of 2004 to 34.6% in 2005 due to increased direct sales. Services margins were 44.7% in third quarter of 2005 compared to 41.6% in 2004. Operating expenses for the third quarter were $5.0 million compared to $6.4 million in the third quarter of 2004 driven primarily by a $1.3 million decrease in non-cash stock compensation expense. The loss from operations was $3.0 million, compared to a loss of $4.9 million in the third quarter of 2004. The quarterly loss from operations for 2005 and 2004 included $1.0 million and $2.3 million of non-cash stock compensation charges, respectively, resulting from the grant of options to employees following the Company's August 2003 senior secured debt transaction. The third quarter 2005 net loss attributable to common stockholders was $3.3 million or $0.26 per share, compared to an $8.2 million loss or $1.24 per share in the third quarter of 2004. The 2004 quarterly net loss attributable to common stockholders reflects $3.0 million of amortized expenses associated with the Company's August 2003 senior secured debt transaction compared to $0.1 million in the third quarter of 2005. Cash flow from operating activities for the third quarter of 2005 was $(3.6) million, compared to $(1.5) million for the same period in 2004. This increase in negative cash flow for the third quarter was the result of unusually high receivable collections in the second quarter which reduced cash available for collection in the third quarter and the investment in inventory to support the major operator trial. Cash flow from operating activities for the first nine months of 2005 was $(1.4) million, compared to use of cash of $(4.9) million for the same period in 2004. This decrease in cash consumption was primarily the result of improved operations and accelerated collections of accounts receivable.
    Per share amounts for the third quarter of 2005 results were based on 12.5 million weighted average shares outstanding and exclude shares issuable upon the conversion of the outstanding senior secured convertible debt and shares underlying outstanding options because the effect of including those shares would be anti-dilutive. The number of shares issued and outstanding and potentially dilutive totaled 25.2 million as of September 30, 2005.

    Outlook

    "Last week's funding provides the time required to complete the urban Adaptive Array technology assessment and analysis," said Glenn Ehley, president & CEO for AirNet Communications. "The results of this field trial will shape the future of the Company going forward. We have also been conducting additional, paid RapidCell field trials at various locations in the U.S. with an existing OEM reseller for Government Communications end users. We hope to leverage these trials into significant Government Communications and Adaptive Array business opportunities."

    Conference Call

    AirNet's management will host a conference call at 4:30 p.m. ET today to discuss the financial results, provide a business update and an outlook for the fourth quarter of 2005. Those interested in listening to the conference call should dial 800-895-1241 or 785-424-1056, Conference ID: AIRNET. For those who cannot participate in the live conference call, a replay will be available beginning at 6:30 p.m. ET on Monday, November 14, 2005, until 11:59 p.m. ET on November 25, 2005. The replay number for the conference call is 800-388-5895 or 402-220-1110.

    About AirNet

    AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless data and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(R) SuperCapacity(TM) adaptive array base station solution provides a high-capacity base station with a software upgrade path to high-speed data. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. The Company's RapidCell(TM) base station provides government and military communications users with up to 96 voice and data channels in a compact, rapidly deployable design capable of processing multiple GSM protocols simultaneously. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by visiting the AirNet Web site at http://www.airnetcom.com.

    Safe Harbor Statement Under the Private Securities Litigation
Reform Act of 1995 and Other Applicable Law

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the Reform Act),
Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, results of market field trials, management's plans and objectives for future operations, business prospects, field trial possibilities, market conditions, financial forecasts and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "prospects," "believe," "estimate," "expect," "intend," "plan" and "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Such risks or uncertainties include the following: there can be no assurance that the Company will be successful in obtaining new business or that any of the Company's OEM resellers will purchase any further products from the Company; that the Company's lenders may foreclose on all assets of the Company (including all intellectual property rights) in the event of a default under the security agreements associated with its debt financings, and that the Company may not be able to continue to operate as a going concern in the absence of additional investment capital. These and other risks are detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.
    The stylized AirNet mark, AirNet(R), AdaptaCell(R) and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. Super Capacity(TM), iBSS(TM), RapidCell(TM) and Backhaul Free(TM), are trademarks of AirNet Communications Corporation. Other names are registered trademarks or trademarks of their respective companies or organizations.

    Financial Schedules

    --  Condensed Statements of Operations

    --  Cash Flow Summary

    --  Condensed Balance Sheets



                         FINANCIAL STATEMENTS
 (all numbers in $000's except per share data and shares outstanding)
           (All financial information included is unaudited)
                  CONDENSED STATEMENTS OF OPERATIONS

                           For the three months    For the nine months
                                    ended                  ended
                                 September 30,          September 30,
                               2005       2004        2005       2004
                         ----------- ---------- ----------- ----------

REVENUES:
  Equipment Revenues         $3,577     $4,199     $11,379    $10,413
  Services Revenues           1,694        819       4,451      4,052
                         ----------- ---------- ----------- ----------
       Total Net Revenues     5,271      5,018      15,830     14,465

COST OF REVENUES:
  Equipment Cost of
   Revenues                   2,160      2,961       7,926      7,916
  Services Cost of
   Revenues                     936        478       1,853      2,309
  Write-down of excess
   and obsolete inventory       180          -         511        200
                         ----------- ---------- ----------- ----------
       Total Cost of
        Revenues              3,276      3,439      10,290     10,425
                         ----------- ---------- ----------- ----------
GROSS PROFIT                  1,995      1,579       5,540      4,040

OPERATING EXPENSES:
  Research and
   development                2,612      3,181       8,728      9,031
  Sales and marketing           654        829       2,347      2,286
  General and
   administrative             1,716      2,437       6,454      7,207
                         ----------- ---------- ----------- ----------
         Total costs and
          expenses            4,982      6,447      17,529     18,524
                         ----------- ---------- ----------- ----------
LOSS FROM OPERATIONS (1)     (2,987)    (4,868)    (11,989)   (14,484)
                         ----------- ---------- ----------- ----------

OTHER (EXPENSE) INCOME,
 NET:
  Interest Income                83         29         144         69
  Amortization expense on
   discount of
   convertible debt             (65)    (3,006)       (127)    (4,020)
  Interest charged on
   convertible debt            (308)      (366)       (893)    (1,044)
  Interest expense               (2)         0          (3)        (4)
  Other, net                      1          3          14         11
                         ----------- ---------- ----------- ----------
TOTAL OTHER EXPENSE, NET       (291)    (3,340)       (865)    (4,988)
                         ----------- ---------- ----------- ----------

NET LOSS ATTRIBUTABLE TO
 COMMON STOCKHOLDERS        $(3,278)   $(8,208)   $(12,854)  $(19,472)
                         =========== ========== =========== ==========

NET LOSS PER SHARE
 ATTRIBUTABLE TO
   COMMON STOCKHOLDERS-
    BASIC AND DILUTED        $(0.26)    $(1.24)     $(1.03)    $(3.26)
                         =========== ========== =========== ==========

WEIGHTED AVERAGE SHARES
 OUTSTANDING - USED
   IN CALCULATING BASIC
    AND DILUTED LOSS
   PER SHARE             12,520,961  6,604,825  12,491,688  5,978,330
                         =========== ========== =========== ==========

(1) Loss from Operations includes non-cash stock compensation expenses of $993 and $2,265 for the three months ended September 30, 2005, and 2004 respectively, and $5,522 and $6,992 for the nine months ended September 30, 2005, and 2004 respectively.


                           CASH FLOW SUMMARY

                           For the three months    For the nine months
                                   ended                  ended
                               September 30,           September 30,
                               2005       2004        2005       2004
                            -------- ---------------------- ----------

CASH (USED)/PROVIDED BY
 OPERATING ACTIVITIES       $(3,563)    $(1530)    $(1,381)   $(4,938)

CASH (USED)/PROVIDED BY
 INVESTING ACTIVITIES          (458)      (123)       (481)      (206)

CASH PROVIDED BY FINANCING
 ACTIVITIES                      10       1987       1,010      9,078
                            -------- ---------- ----------- ----------

NET CHANGE IN CASH           $(4011)      $334       $(852)    $3,934
                            ======== ========== =========== ==========


                       CONDENSED BALANCE SHEETS

                         September   December
                             30,         31,
                            2005        2004
                         ----------- ----------
ASSETS
  Cash and cash
   equivalents               $5,105     $5,957
  Accounts receivable -
   net                        3,205      3,228
  Accounts receivable -
   related party                 22      2,995
  Inventories                 9,622      9,960
  Prepaid expenses              499        627
  Other                          57        279
                         ----------- ----------
  TOTAL CURRENT ASSETS       18,510     23,046

  Property and equipment,
   net                        3,101      3,665
  Deposits                       62         71
  Software development
   and licensing              1,735      2,117
  Other long-term assets         50         90
                         ----------- ----------

  TOTAL ASSETS              $23,458    $28,989
                         =========== ==========

LIABILITIES AND
 STOCKHOLDERS' EQUITY
  Accounts payable           $2,210     $3,151
  Current portion of
   capital lease
   obligations                    0          5
  Customer deposits             856      1,438
  Deferred revenues           1,105        324
  Accrued expenses            2,732      2,219
                         ----------- ----------
  TOTAL CURRENT
   LIABILITIES                6,903      7,137

  TOTAL LONG-TERM
   LIABILITIES                2,014        994


  TOTAL STOCKHOLDERS'
   EQUITY                    14,541     20,858
                         ----------- ----------

  TOTAL LIABILITIES &
   STOCKHOLDERS' EQUITY     $23,458    $28,989
                         =========== ==========

    CONTACT: AirNet, Melbourne
             Stuart Dawley, 321-953-6780
             sdawley@airnetcom.com